EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

      We have issued our report dated February 17, 1997 accompanying the financial statements of Electronics Communications Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 which is incorporated by reference in the Registration Statement of the aforementioned report and consent to the use of our report and our name as it appears under the "Experts."

                                                    STETZ, BELGIOVINE CPAs, P.C.

Montclair, New Jersey
July 14, 1997